UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): September 19, 2008
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 19, 2008, CytRx Corporation (“we,” “us,” “our” and “CytRx”) completed its previously announced acquisition of Innovive Pharmaceuticals, Inc., or Innovive. We acquired Innovive by means of the merger of Innovive with CytRx Merger Subsidiary, Inc., our wholly owned subsidiary, with Innovive continuing as the surviving corporation. As a result, Innovive has become a wholly owned subsidiary of CytRx, and has changed its name to CytRx Oncology Corporation, which better reflects the nature of the Innovive product candidates we acquired in the transaction.
     In the merger, each outstanding share of Innovive common stock (other than shares owned by Innovive, CytRx and CytRx Merger Subsidiary, Inc. and by any stockholders who properly exercised their rights as dissenting stockholders under Delaware law) was cancelled and converted into the right to receive initial merger consideration of 0.1762 share of our common stock (plus cash in lieu of any fractional CytRx share at a price of $0.94 per share). Based on approximately 14,610,000 Innovive shares outstanding at the effective time of the merger, we expect to issue as the initial merger consideration a total of 2,574,282 CytRx shares to the former Innovive stockholders. The former Innovive stockholders also will be entitled to receive up to $1.01 per Innovive share of future earnout merger consideration, subject to our achievement of specified net sales under the existing Innovive license agreements. The earnout merger consideration, if any, will be payable in shares of our common stock, subject to specified conditions, or, at our election, in cash or by a combination of shares of our common stock and cash. Our common stock will be valued for purposes of any future earnout merger consideration based upon the trading price of our common stock at the time the earnout merger consideration is paid.
     Other than the merger and related transactions described in the Form 8-K filed by us on June 9, 2008, there are no material relationships between Innovive and us or any of our affiliates, or any of our directors or officers or any associate of any of our directors or officers.
     The preceding summary of the Innovive acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement and plan of merger among Innovive, CytRx and CytRx Merger Subsidiary, Inc., a copy of which is attached as Exhibit 2.1 to the Form 8-K filed by us on June 9, 2008 and incorporated herein by reference.
     A copy of our press release issued on September 22, 2008 regarding the completion of the Innovive acquisition is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ Mitchell K. Fogelman
Mitchell K. Fogelman
Chief Financial Officer

Dated: September 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	CytRx Corporation Press Release dated September 22, 2008

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